Pricing Supplement dated March 31, 2008
(To the Prospectus dated January 5,2007; Prospectus
Supplement dated February 28, 2007; and Product Prospectus
Supplement dated February 28, 2008)

================================================================================

[RBC LOGO]                         $3,850,000
                   Reverse Convertible Notes due July 8, 2008
          Linked to the Common Stock of a Single Reference Stock Issuer
                    Senior Global Medium-Term Notes, Series C

================================================================================

Terms used in this pricing supplement, but not defined herein, shall have the meanings ascribed to them in the product prospectus supplement dated February 28, 2008 and the prospectus supplement dated February 28, 2007.

General: This pricing supplement relates to two (2) Reverse Convertible Notes ("RevCon")offering. The Notes offered hereby are collectively referred to as the "Notes".

Issuer:                       Royal Bank of Canada ("Royal Bank")

Pricing Date:                 March 31, 2008

Issuance Date:                April 7, 2008

Valuation Date:               June 30, 2008

Maturity Date:                July 8, 2008

Deposit Currency              U.S. Dollars

Denominations:                Minimum denomination of $1,000, and integral
                              multiples of $1,000 thereafter.
Reference Stock:

Rev-    Principal   Reference Stock     Initial Share    Ticker     Annual       Barrier    Monitoring Method       CUSIP
----    ---------   ---------------     -------------    ------     ------       -------    -----------------       -----
Con     Amount                              Price                 Coupon Rate     Price
---     ------                              -----                 -----------     -----
No.
---
697     $1,100,000  Kohl's Corporation    $42.89         KSS      28.50%        $34.31    Close of Trading Day    78008E6Z5

698     $2,750,000  CB Richard Ellis      $21.64         CBG      26.60%        $15.15    Close of Trading Day    78008E7A9
                    Group,Inc.

Coupon Payment:               Each coupon will be paid in equal monthly
                              payments. (Annual Coupon Rate/12)

Coupon Payment Dates:         The coupon will be paid on the 8th day of each
                              month during the term of the note. If that day is not a business day, then the coupon will be paid on the following business day.

Term:                         Three (3) Months

Initial Share Price:          The closing price of the Reference Stock on the
                              Pricing Date

Final Share Price:            The closing price of the Reference Stock on the
                              Valuation Date

Payment at Maturity (if       For each $1,000 principal amount of the Notes, the
held to maturity):            investor will receive $1,000 plus any accrued and
                              unpaid interest at maturity unless:

                              (i) the Final Stock Price is less than the Initial Stock Price; and

                              (ii) (a) for notes subject to Intra-Day
                                    Monitoring, at any time during the
                                    Monitoring Period, the trading price of the Reference Stock is less than the Barrier Price, or

                                   (b) for notes subject to Close of Trading
                                    Day Monitoring, on any day during the
                                    Monitoring Period, the closing price of the Reference Stock is less than the Barrier Price.

                              If the conditions described in (i) and (ii) are both satisfied, then at maturity the investor will receive, instead of the principal amount of the Notes, in addition to any accrued and unpaid interest, the number of shares of the Reference Stock equal to the Physical Delivery Amount, or at our election, the cash value thereof. If we elect to deliver shares of the Reference Stock, fractional shares will be paid in cash.

                              Investors in these Notes could lose some or all of their investment at maturity if there has been a decline in the trading price of the Reference Stock.

Monitoring Period:            From and excluding the Pricing Date to and
                              including the Valuation Date

Monitoring Method:            As set forth above

Physical Delivery             For each $1,000 principal amount, a number of
Amount:                       shares of the Reference Stock equal to the
                              principal amount divided by the Initial Share
                              Price. If this number is not a round number then the number of shares of the Reference Stock to be delivered will be rounded down and the fractional part shall be paid in cash.

Secondary Market:             RBC Capital Markets Corporation (or one of its
                              affiliates), though not obligated to do so, plans to maintain a secondary market in the Notes after the Issuance Date. The amount that an investor may receive upon sale of their Notes prior to maturity may be less than the principal amount of such Notes.

Calculation Agent:            The Bank of New York

Listing:                      None

Settlement:                   DTC; global notes

Terms Incorporated In the     All of the terms appearing above the item
Master Note:                  captioned "Secondary Market" on the cover page of
                              this pricing supplement and the terms appearing under the caption "Specific Terms of the Reverse
                              Convertible Notes" in the product supplement with respect to reverse convertible notes dated
                              February 28, 2008.

Investing in the Notes involves a number of risks. See "Risk Factors" beginning on page S-1 of the prospectus supplement dated February 28, 2007 and "Additional Risk Factors Specific To Your Notes" beginning on page PS-1 of the product prospectus supplement dated February 28, 2008 and "Selected Risk Considerations" beginning on page P-5 of this pricing supplement.

The Notes will not be listed on any U.S. securities exchange or quotation system. Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined that this pricing supplement is truthful or complete. Any representation to the contrary is a criminal offense.

The price at which you purchase the notes includes hedging costs and profits that Royal Bank or its affiliates expect to incur or realize. These costs and profits will reduce the secondary market price, if any secondary market develops, for the notes. As a result, you will experience an immediate and substantial decline in the value of your notes on the issue date.

The Notes will not constitute deposits insured under the Canada Deposit Insurance Corporation Act or by the United States Federal Deposit Insurance Corporation or any other Canadian or United States government agency or instrumentality.

                                                                                     Proceeds to Royal Bank of
                              Price to Public              Agent's Commission                 Canada
                              ---------------              ------------------                 ------
RevCon 697                         100%                         1.25%                         98.75%
Total                           $1,100,000                    $13,750                     $1,086,250

RevCon 698                         100%                         1.25%                         98.75%
Total                           $2,750,000                    $34,375                     $2,715,625

                         RBC Capital Markets Corporation
                                 March 31, 2008

     You may revoke your offer to purchase the Notes at any time prior to the time at which we accept such offer by notifying the applicable agent. We reserve the right to change the terms of, or reject any offer to purchase the Notes prior to their issuance. In the event of any changes to the terms of the Notes, we will notify you and you will be asked to accept such changes in connection with your purchase. You may also choose to reject such changes in which case we may reject your offer to purchase.



                     ADDITIONAL TERMS SPECIFIC TO THE NOTES

You should read this pricing supplement together with the prospectus dated January 5, 2007, as supplemented by the prospectus supplement dated February 28, 2007 and the product prospectus supplement dated February 28, 2008, relating to our Senior Global Medium-Term Notes, Series C, of which these Notes are a part. This pricing supplement, together with the documents listed below, contains the terms of the Notes and supersedes all prior or contemporaneous oral statements as well as any other written materials including preliminary or indicative pricing terms, correspondence, trade ideas, structures for implementation, sample structures, brochures or other educational materials of ours. You should carefully consider, among other things, the matters set forth in "Risk Factors" in the prospectus supplement dated February 28, 2007 and "Additional Risk Factors Specific to Your Notes" in the product prospectus supplement dated February 28, 2008, as the Notes involve risks not associated with conventional debt securities. We urge you to consult your investment, legal, tax, accounting and other advisors before you invest in the Notes.

You may access these documents on the SEC website at www.sec.gov as follows (or if such address has changed, by reviewing our filings for the relevant date on the SEC website):

o    Prospectus dated January 5, 2007:
     http://www.sec.gov/Archives/edgar/data/1000275/000090956707000025/
     o34295e424b3.htm

o    Prospectus Supplement dated February 28, 2007:
     http://www.sec.gov/Archives/edgar/data/1000275/000090956707000285/
     o35030e424b3.htm

o    Product Prospectus Supplement dated February 28, 2008:
     http://www.sec.gov/Archives/edgar/data/1000275/000121465908000498/
     f22780424b5.txt

Our SEC file number is 333-139359. As used in this pricing supplement, the "Company," "we," "us," or "our" refers to Royal Bank of Canada.



Hypothetical Examples of Amounts Payable at Maturity

The examples set forth below are provided for illustration purposes only. Assumptions in each of the examples are purely fictional and do not relate to any actual Reference Stock performance. The hypothetical terms do not represent the terms of an actual Note. The examples are hypothetical, and do not purport to be representative of every possible scenario concerning increases or decreases in the price of the Reference Stock on the Valuation Date relative to its price on the Pricing Date. We cannot predict the Reference Stock performance.

The table below illustrates the payment at maturity assuming an initial investment of $1,000 if the Final Share Price (as a percentage of the Initial Share Price) were any of the hypothetical prices shown in the left column. We have assumed a Barrier Price of 80%. For this purpose, we have assumed that there will be no anti-dilution adjustments to the Final Share Price and no market disruption events. The second column shows the hypothetical payment at maturity (as a percentage of the Principal Amount) in the case where the market price of the Reference Stock does not close below the Barrier Price on any day during the Monitoring Period. The third column shows the hypothetical payment at maturity (as a percentage of the Principal Amount) in the case where the market price does close below the Barrier Price on any day during the Monitoring Period. The fourth column shows the hypothetical Physical Delivery Amount assuming an Initial Share Price of $100 (as a number of shares of the Reference Stock). The fifth column shows the hypothetical Cash Delivery Amount (as a percentage of the Initial Share Price), should we elect to deliver the Cash Delivery Amount instead of the Physical Delivery Amount.

The prices in the left column represent hypothetical Final Share Prices and are expressed as percentages of the Initial Share Price. The amounts in the second and third columns represent the hypothetical payments at maturity, based on the corresponding hypothetical Final Share Prices.




                                  If the closing market     If the closing market
                                      price of the              price of the
                                     Reference Stock        Reference Stock falls
                                   does not fall below       below the Barrier
                                  the Barrier Price on         Price on any day      Hypothetical      Hypothetical
                                    any day during the           during the            Physical           Cash
                                    Monitoring Period:        Monitoring Period:       Delivery         Delivery
                                                                                     Amount as a       Amount as a
       Hypothetical Final              Hypothetical             Hypothetical          Number of        Percentage of
   Share Price as Percentage        Payment at Maturity      Payment at Maturity     Shares of the         the
              of                     as Percentage of         as Percentage of        Reference         Principal
      Initial Share Price            Principal Amount         Principal Amount          Stock             Amount
      -------------------            ----------------         ----------------          -----             ------
            200.00%                       100.00%                  100.00%                n/a              n/a

            175.00%                       100.00%                  100.00%                n/a              n/a

            150.00%                       100.00%                  100.00%                n/a              n/a

            125.00%                       100.00%                  100.00%                n/a              n/a

            100.00%                       100.00%                  100.00%                n/a              n/a

             95.00%                       100.00%             Physical or Cash            10              95.00%
                                                              Delivery Amount

             90.00%                       100.00%             Physical or Cash            10              90.00%
                                                              Delivery Amount

             85.00%                       100.00%             Physical or Cash            10              85.00%
                                                              Delivery Amount

             80.00%                       100.00%             Physical or Cash            10              80.00%
                                                              Delivery Amount

             79.50%                         n/a               Physical or Cash            10              79.50%
                                                              Delivery Amount

             50.00%                         n/a               Physical or Cash            10              50.00%
                                                              Delivery Amount

             25.00%                         n/a               Physical or Cash            10              25.00%
                                                              Delivery Amount

             0.00%                          n/a               Physical or Cash            10              0.00%
                                                              Delivery Amount

The payments at maturity shown above are entirely hypothetical; they are based on market prices for the Reference Stock that may not be achieved on the Valuation Date and on assumptions that may prove to be erroneous. The actual market value of your Notes on the Maturity Date or at any other time, including any time you may wish to sell your Notes, may bear little relation to the hypothetical payments at maturity shown above, and those amounts should not be viewed as an indication of the financial return on an investment in the offered Notes or on an investment in the Reference Stock. Please read "Additional Risk Factors Specific to Your Notes" and "Hypothetical Returns on Your Notes" in the accompanying product prospectus supplement dated February 28, 2008.

Payments on your Notes are economically equivalent to the amounts that would be paid on a combination of other instruments. For example, payments on your Notes are economically equivalent to the amounts that would be paid on a combination of an interest-bearing bond bought, and a put option sold, by the investor (with an implicit option premium paid over time to the investor). The discussion in this paragraph does not modify or affect the terms of the offered Notes or the United States or Canadian income tax treatment of the offered Notes as described under "Supplemental Discussion of Canadian Tax Consequences" and "Supplemental Discussion of Federal Income Tax Consequences" in the accompanying product prospectus supplement dated February 28, 2008.



Selected Purchase Considerations

o Market Disruption Events and Adjustments -- The payment at maturity and the valuation date are subject to adjustment as described in the product prospectus supplement dated February 28, 2008. For a description of what constitutes a market disruption event as well as the consequences of that market disruption event, see "General Terms of the Reverse Convertible Notes--Consequences of Market Disruption Events" in the product prospectus supplement dated February 28, 2008.

o Principal At Risk -- Investors in these Notes could lose some or a substantial value of their investment at maturity if there has been a decline in the trading price of the Reference Stock.

o    Certain U.S. Federal Income Tax Considerations:

     RevCon No. 697 (KSS): 2.28% of each stated interest payment (28.50% in total) will be treated as an interest payment and 26.22% of each stated interest payment (28.50% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     RevCon No. 698 (CBG): 2.28% of each stated interest payment (26.60% in total) will be treated as an interest payment and 24.32% of each stated interest payment (26.60% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     For further discussion of the tax consequences applicable to an investor, please see the accompanying prospectus dated January 5, 2007, prospectus supplement dated February 28, 2007 and product prospectus supplement dated February 28, 2008.


Selected Risk Considerations

An investment in the Notes involves significant risks. Investing in the Notes is not equivalent to investing directly in the Reference Stock. These risks are explained in more detail in the section "Additional Risk Factors Specific to Your Notes" in the product prospectus supplement dated February 28, 2008. In addition to the risks described in the prospectus supplement dated February 28, 2007 and the product prospectus supplement dated February 28, 2008, you should consider the following:

o You May Lose Some or All of Your Principal Amount -- You may receive a lower payment at maturity than you would have received if you had invested in the Reference Stock directly. If the Reference Stock performance is not positive, you may receive a payment at maturity of less than the principal amount of your Notes.

o The Inclusion in the Purchase Price of the Notes of A Selling Concession and of Royal Bank's Cost of Hedging its Market Risk under the Notes Will Adversely Affect the Value of the Notes Prior to Maturity -- The price at which you purchase of the notes includes a selling concession (including a broker's commission), as well as the costs that Royal Bank (or one of its affiliates) expects to incur in the hedging of its market risk under the notes. Such hedging costs include the expected cost of undertaking this hedge, as well as the profit that Royal Bank (or its affiliates) expects to realize in consideration for assuming the risks inherent in providing such hedge. As a result, assuming no change in market conditions or any other relevant factors, the price, if any, at which you may be able to sell your notes prior to maturity may be less than your original purchase price. The Notes are not designed to be short-term trading instruments. Accordingly, you should be able and willing to hold your Notes to maturity.



Information Regarding the Issuers of the Reference Stock

The Reference Stock is registered under the Securities Exchange Act of 1934. Companies with securities registered under that Act are required to file periodically certain financial and other information specified by the Securities and Exchange Commission. Information provided to or filed with the SEC can be inspected and copied at the public reference facilities maintained by the SEC or through the SEC's website at www.sec.gov. In addition, information regarding the Reference Stock may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents.

The following information regarding the issuer of the Reference Stock is derived from publicly available information.

We make no representation or warranty as to the accuracy or completeness of reports filed by the issuer with the SEC, information published by it on its website or in any other format, information about it obtained from any other source or the information provided below.

     o Kohl's Corporation (Kohl's) operates family-oriented, department stores that sells apparel, footwear and accessories for women, men and children; soft home products, such as sheets and pillows, and housewares. The Company's apparel and home fashions appeal to classic, updated and contemporary customers. As of February 2, 2008, Kohl's operated 929 stores in 47 states. In addition, Kohl's offers online shopping on its Website. During the fiscal year ended February 2, 2008 (fiscal 2007), the Company expanded its online offerings to include additional items, which can also be purchased in its stores, as well as items, which are not generally available in its stores, such as furniture and certain electronics. The Website is designed to provide an online shopping environment that complements its in-store focus on convenience.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-11084.

     o CB Richard Ellis Group, Inc. is a commercial real estate services firm with full-service operations in metropolitan areas worldwide. It offers a range of services to occupiers, owners, lenders and investors in office, retail, industrial, multi-family and other types of commercial real estate assets globally under the CB Richard Ellis brand name and provides development services under the Trammell Crow brand name. As of December 31, 2007, excluding affiliate offices, it operated in more than 300 offices worldwide. It operates through five segments: Americas, Europe, Middle East and Africa (EMEA), Asia Pacific, Global Investment Management and Development Services. In February 2008, the Company announced the acquisition of Eurisko Consulting SRL, an independent commercial real estate services company in Romania. In February 2008, the Company also announced the acquisition of its affiliate company in Denmark, CB Richard Ellis Cederholm A/S.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-32205.



Historical Information

The graph beginning on the next page sets forth the historical performance of the Reference Stock. In addition, below the graph is a table setting forth the intra-day high, intra-day low and period-end closing prices of the Reference Stock. The information provided in this table is for the second, third and fourth calendar quarters of 2004, the four quarters of 2005, 2006 and 2007 as well as for the period from January 1, 2008 through March 31, 2008. (If no price is provided in the table for a particular period that indicates that the Reference Stock was not traded at such time.)

We obtained the information regarding the historical performance of the Reference Stock in the charts below from Bloomberg Financial Markets and Factset Research Systems Inc.

We make no representation or warranty as to the accuracy or completeness of the information obtained from Bloomberg Financial Markets and Factset Research Systems Inc. The historical performance of the Reference Stock should not be taken as an indication of future performance, and no assurance can be given as to the market price of the Reference Stock on the Valuation Date. We cannot give you assurance that the performance of the Reference Stock will result in any return in addition to your initial investment.

                                  Kohl's Corp.
                                    (98 - 07)
                                 [CHART OMITTED]



                                               High Intra-Day           Low Intra-Day              Period-End
                                               Pricing of the          Pricing of the           Closing Price of
    Period-Start         Period-End            Reference Stock         Reference Stock           the Reference
       Date                 Date                   in($)                   in($)                  Stock in ($)
       ----                 ----                   -----                   -----                  ------------
     4/1/2004             6/30/2004                49.5                    39.59                    42.28
     7/1/2004             9/30/2004                52                      41.02                    48.19
    10/1/2004            12/31/2004                53.24                   45.46                    49.17

     1/1/2005             3/31/2005                54                      45.09                    51.63
     4/1/2005             6/30/2005                58.5                    46.18                    55.91
     7/1/2005             9/30/2005                58.9                    47.87                    50.18
    10/1/2005            12/30/2005                52.28                   43.63                    48.6

     1/1/2006             3/31/2006                53.55                   42.78                    53.01
     4/1/2006             6/30/2006                59.73                   51.51                    59.12
     7/1/2006             9/29/2006                68.44                   53.01                    64.92
    10/1/2006            12/29/2006                75.54                   64.601                   68.43

     1/1/2007             3/31/2007                77                      65.56                    76.61
     4/1/2007             6/30/2007                79.55                   68.1                     71.03
     7/1/2007             9/30/2007                71.62                   52.5                     57.33
    10/1/2007            12/31/2007                63.97                   44.16                    45.8

     1/1/2008             3/31/2008                48.39                   37.31                    42.89


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                       CB Richard Ellis Group Inc. (CI A)
                                    (04 - 08)
                                 [CHART OMITTED]



                                              High Intra-Day            Low Intra-Day               Period-End
                                              Pricing of the            Pricing of the           Closing Price of
    Period-Start         Period-End           Reference Stock          Reference Stock           the Reference
       Date                 Date                  in($)                     in($)                  Stock in ($)
       ----                 ----                  -----                     -----                  ------------
     4/1/2004             6/30/2004                6.4                      6.0333                   6.3667
     7/1/2004             9/30/2004                7.88                     6.1633                   7.7
    10/1/2004            12/31/2004               11.3633                   7.6467                  11.1833

     1/1/2005             3/31/2005               12.95                    10.4                     11.6633
     4/1/2005             6/30/2005               14.7333                  10.5833                  14.62
     7/1/2005             9/30/2005               16.6667                  13.6667                  16.4
    10/1/2005            12/30/2005               19.9233                  15.0167                  19.6167

     1/1/2006             3/31/2006                27.82                   19.46                    26.9
     4/1/2006             6/30/2006                29.83                   21.88                    24.9
     7/1/2006             9/29/2006                25.96                   20.02                    24.6
    10/1/2006            12/29/2006                34.26                   22.73                    33.2

     1/1/2007             3/31/2007                39.15                   31.22                    34.18
     4/1/2007             6/30/2007                39.93                   33                       36.5
     7/1/2007             9/30/2007                42.74                   23.69                    27.84
    10/1/2007            12/31/2007                29.36                   17.49                    21.55

     1/1/2008             3/31/2008                23.17                   15.23                    21.64


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                        Supplemental Plan of Distribution

We expect that delivery of the Notes will be made against payment for the Notes on or about April 7, 2008, which is the fifth business day following the Pricing Date (this settlement cycle being referred to as "T+5"). See "Plan of Distribution" in the prospectus supplement dated February 28, 2007.

Supplemental Discussion of Canadian Tax Consequences

The following section supplements the tax discussion under the accompanying prospectus dated January 5, 2007, prospectus supplement dated February 28, 2007 and product prospectus supplement dated February 28, 2008 and is subject to the limitations and exceptions set forth therein. This discussion is only applicable to you if you are a Non-Resident Holder (as defined in the accompanying prospectus).

Based on the current administrative practices and policies of the Canada Revenue Agency, interest paid or credited or deemed for purposes of the Income Tax Act (Canada) (the "Act") to be paid or credited on a Note to a Non-Resident Holder will not be subject to Canadian non-resident withholding tax where we deal at arm's length for the purposes of the Act with the Non-Resident Holder at the time of such payment.



Anti-dilution Adjustments

Anti-dilution adjustments shall be determined according to "General Terms of the Reverse Convertible Notes--Anti-dilution Adjustments" beginning on page PS-10 of the product prospectus supplement dated February 28, 2008, except that, in connection with reverse stock splits, the Initial Reference Stock Price will not be adjusted, unless the reverse stock split occurs after the Pricing Date and on or before the Valuation Date.

     No dealer, salesman or other person has been authorized to give any information or to make any representation not contained in this pricing supplement or the accompanying prospectus, prospectus supplement or product prospectus supplement and, if given or made, such information or representation must not be relied upon as having been authorized by Royal Bank of Canada or the Underwriter. This pricing supplement, the accompanying prospectus, prospectus supplement and product prospectus supplement do not constitute an offer to sell or a solicitation of an offer to buy any securities other than the securities described in this pricing supplement nor do they constitute an offer to sell or a solicitation of an offer to buy the securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. The delivery of this pricing supplement, the accompanying prospectus, prospectus supplement and product prospectus supplement at any time does not imply that the information they contain is correct as of any time subsequent to their respective dates.

                                   $3,850,000


                                   [RBC LOGO]
                              Royal Bank of Canada

                    Senior Global Medium-Term Notes, Series C

                   Reverse Convertible Notes due July 8, 2008

          Linked to the Common Stock of a Single Reference Stock Issuer



                                 March 31, 2008